SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC 20549


                                  FORM 8-K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) February 10, 1999


                           Brunswick Corporation
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           (Exact Name of Registrant as Specific in Its Charter)

                                  Delaware
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               (State or Other Jurisdiction of Incorporation)

           1-1043                                       36-0848180
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    (Commission File Number)               (I.R.S. Employer Identification No.)

              1 North Field Court, Lake Forest, Illinois  60045-4811
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                (Address of Principal Executive Offices) (Zip Code)

                                (847) 735-4700
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              (Registrant's Telephone Number, Including Area Code)

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         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events

         Two additional lawsuits were brought against Brunswick in February 1999 claiming Brunswick violated various provisions of federal or state antitrust and consumer protection laws in connection with its sales of MerCruiser sterndrive and inboard engines and seeking to rely on the liability findings of Concord Boat Corporation, et al. v. Brunswick Corporation (Concord). Brunswick's press releases announcing the filing of these lawsuits are exhibits to this current report.

         The first of these additional suits was brought on February 10, 1999, by a former dealer of Brunswick boats in the United States District Court for the District of Minnesota. This suit, Amo Marine Products, Inc. v. Brunswick Corporation (Amo) seeks class status purporting to represent all marine dealers who purchased directly from Brunswick sterndrive or inboard engines or boats equipped with sterndrive or inboard engines during the period January 1, 1986 to June 30, 1998. Sales by Brunswick of boats equipped with sterndrive or inboard engines to dealers accounted for less than half of such engines produced during the time period covered by the complaint; sales of such engines directly to dealers were de minimis. The complaint seeks damages in an unspecified amount and requests injunctive relief.

         The second of these additional suits was filed on February 16, 1999, in the Circuit Court of Washington County, Tennessee, by an individual claiming that the same conduct challenged in the Concord action violated various antitrust and consumer protection laws of 16 states and the District of Columbia. In this suit, Couch v. Brunswick (Couch), plaintiff seeks to represent all indirect purchasers in those states of boats equipped with Brunswick sterndrive or inboard engines. The plaintiff claims damages in an unspecified amount during the period from 1986 to the filing of the complaint and requests injunctive relief.

         On June 19, 1998, a jury awarded $44 million in damages in the Concord suit, which was brought in December 1995 by Independent Boat Builders, Inc., a buying group of boat manufacturers and 22 of its members. The lawsuit was filed in the United States District Court for the Eastern District of Arkansas, and alleged that the Company unlawfully monopolized, unreasonably restrained trade in, and made acquisitions that substantially lessened competition in the market for sterndrive and inboard marine engines in the United States and Canada. Under the antitrust laws, the damage award has been trebled, and plaintiffs will be entitled to their attorneys' fees and interest. Under current law, any and all amounts paid by the Company will be deductible for tax purposes.

         The trial court judge denied the Company's post-trial motions seeking to set aside the verdict and for a new trial. The judge also denied all forms of equitable relief sought by the plaintiffs in connection with the jury verdict, including their requests for divestiture of the Company's principal boat manufacturing operations and orders precluding the Company from implementing various marketing and pricing programs and from acquiring

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other marine-related companies or assets.  The judge granted the Company's motion for judgment as a matter of law on its counterclaim which asserted a per se violation of the antitrust laws by a group of six of the plaintiffs and awarded nominal damages. Plaintiffs dismissed, voluntarily, two related claims which had alleged that the Company attempted to monopolize the outboard engine and sterndrive boat markets.

         On November 4, 1998, the Company filed an appeal contending the Concord verdict was erroneous as a matter of law, both as to liability and damages. Plaintiffs filed a cross appeal on the denial of equitable relief and on the judgment against certain of them on the counterclaim. The Company is not presently able to reasonably estimate the ultimate outcome of this case, and accordingly, no expense for this judgment has been recorded. If the adverse judgment is sustained after all appeals, satisfaction of the judgment is likely to have a material adverse effect on the Company's results of operations for a particular year, but is not expected to have a material adverse effect on the Company's financial condition.

         On October 23, 1998, a suit was filed in the United States District Court for the District of Minnesota by two independent boat builders alleging antitrust violations by the Company in the sterndrive and inboard engine business, seeking to rely on both the liability and damage findings of the Concord litigation. This suit originally was entitled Alumacraft Boats Co., et al. v. Brunswick Corporation, but Alumacraft Boats Co. was dismissed without prejudice shortly after the suit was filed. Now captioned KK Motors et al. v. Brunswick Corporation (KK Motors), the named plaintiffs also seek to represent a class of all allegedly similarly situated boat builders whose claims have not been resolved in Concord or in other judicial proceedings. Sales of sterndrive and inboard marine engines to the Concord plaintiffs are estimated to have represented less than one-fifth of the total sold to independent boat builders during the six-and-one-half year time period for which damages were awarded in that suit. The complaint in the KK Motors case seeks damages for a time period covering slightly less than four years.


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         On December 23, 1998, Volvo Penta of the Americas, Inc., Brunswick's
principal competitor in the sale of sterndrive marine engines, filed suit in the United States District Court for the Eastern District of Virginia. That suit, Volvo Penta of the Americas v. Brunswick Corporation (Volvo), also invokes the antitrust allegations of the Concord action and seeks injunctive relief and damages in an unspecified amount for an unspecified time period.

         It is possible that additional suits will be filed, in either federal or state court, asserting allegations similar to those in the existing complaints and purporting to represent similar or overlapping classes of claimants.
         The Company has answered or will answer each of these new complaints denying liability and asserting various defenses. In addition, the Company has filed or will file motions to stay all proceedings in each of these matters pending the resolution of the appeal in the Concord action because it believes that an appellate decision in that matter is likely to have an impact on each of these recently filed actions. In the KK Motors case, the court has granted a stay of all proceedings on the merits of plaintiffs' claims, but has allowed the case to proceed on class certification and certain procedural matters. No other stay motions have yet been ruled on.

         Because litigation is subject to many uncertainties, the Company is unable to predict the outcome of any of the above referenced actions. While there can be no assurance, the Company believes the adverse judgment in the Concord case is likely to be reversed on appeal and that any such reversal will have an impact on all related actions. If the Concord judgment is sustained after all appeals, however, and if the KK Motors and/or Amo cases successfully proceed as class actions on behalf of all described potential claimants substantially as alleged, and if plaintiffs are successful, the damages ultimately payable by the Company would have a material adverse effect on the Company's financial condition and/or results of operations. The Company is unable at this time to assess the magnitude of damages that either Volvo or the Couch plaintiffs might assert. Because of a variety of factors affecting both the likelihood and size of any damage award to these or any other potential claimants, the Company is unable to estimate the range, amount or timing of its overall possible exposure.


Item 7.  Financial Statements and Exhibits

(c)  Exhibits.


   99.1 Press release announcing that Brunswick Corporation was sued in Federal District Court in Minnesota for violation of antitrust laws.


   99.2 Press release announcing that Brunswick Corporation was sued in the Circuit Court of Washington County, Tennessee for violation of state antitrust and consumer protection laws.

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                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             BRUNSWICK CORPORATION



DATE:  February 26, 1999            By:   /s/ Mary D. Allen
                                          -----------------------------------
                                             Name:  Mary D. Allen
                                             Title: Vice President, General
                                                    Counsel and Secretary




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                               EXHIBIT INDEX
                               -------------


Exhibit No.  Exhibit
-----------  -------

     99.1    Press release announcing that Brunswick
             Corporation was sued in Federal District Court in Minnesota for violation of antitrust laws.




     99.2 Press release announcing that Brunswick Corporation was sued in the Circuit Court of Washington County, Tennessee for violation of state antitrust and consumer protection laws.


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